UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  November 9, 2010

ISLAND BREEZE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53452	27-1742696
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 Benigno Blvd, Suite 201, Bellmawr, New Jersey	08031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 931-1505

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              OTHER EVENTS

In our Current Report on Form 8-K filed with the SEC on April 16, 2010, we announced that we had entered into a Joint Venture and Investment Agreement (the “JV Agreement”) and a Securities Purchase Agreement (the “SPA”), with an investor (the “Investor”).  The Investor agreed under these agreements to make a $600,000 equity investment in the Company (the “Stock Purchase”) and, subject to certain conditions, to lend up to an additional $14,400,000 to a newly formed subsidiary of the Company which would acquire and operate an overnight cruise vessel in East Asia.  The first tranche of the loans to the subsidiary is in the amount of $1,400,000 (the “First Tranche Loan”).  We issued a Press Release on August 31, 2010, which was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 31, 2010, wherein we disclosed that we had received confirmation that the Investor intended to perform its obligations under the JV Agreement and SPA on or before September 30, 2010.

There have been ongoing discussion between the Company and the Investor since the end of September and, on November 9, 2010, the parties amended the SPA and the JV Agreement to establish specific dates by which the Investor will consummate the Stock Purchase and fund the First Tranche Loan. Under the amendment to the SPA, the Investor will fund the $600,000 purchase price with respect to the Stock Purchase as follows: $50,000 on or before November 12, 2010; $50,000 on or before November 19, 2010; $50,000 on or before December 3, 2010; and $450,000 on or before December 15, 2010.  Under the amendment to the JV Agreement, the Investor will fund the $1,400,000 First Tranche Loan on or before December 31, 2010.

Additional information with respect to the SPA and the JV Agreement is contained in the Company’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission on April 22, 2010.

The Company issued a Press Release with respect to this the subject matter presented in this report on November 12, 2010.

Item 9.01              EXHIBITS

         (c) Exhibits

4.13
Form of Amendment of the Joint Venture Agreement between an investor, Island Breeze International, Inc. and Island Breeze International and the Securities Purchase Agreement, between Island Breeze International and an investor, each dated, April 16, 2010.

99.1	Press Release issued November 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ISLAND BREEZE INTERANTIONAL, INC.

Date: November 12, 2010	By:	/s/ Steven G. Weismann
Steven G. Weismann, Chief Financial Officer